Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2013 and Declares Fourth Quarter 2013 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Third Quarter Pro-Forma Adjusted Net Investment Income of $0.35 per Weighted Average Share

Declares Fourth Quarter 2013 Dividend of $0.34 per Share

Originated $87.1 Million of Assets in the Quarter

NEW YORK--(BUSINESS WIRE)--November 12, 2013--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2013 and reported third quarter Pro-Forma Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.35 per weighted average share. At September 30, 2013, net asset value (“NAV”) per share was $14.32, unchanged from June 30, 2013. The Company also announced that its board of directors declared a fourth quarter 2013 dividend of $0.34 per share, which will be payable on December 31, 2013 to holders of record as of December 17, 2013.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights
(in thousands, except per share/unit data)

	September 30, 2013
Investment Portfolio	$1,041,432
Total Assets	$1,077,294
Total Debt	$374,091
NAV	$641,805

NAV per Share/Unit	$14.32
Debt/Equity	0.58x
Pro-Forma Debt/Equity (1)	0.71x

Investment Portfolio Composition	September 30, 2013	Percent of Total
First Lien	$533,259	51.2%
Second Lien	431,113	41.4%
Subordinated	46,865	4.5%
Preferred Equity	23,128	2.2%
Common Equity and Other	7,067	0.7%
Total	$1,041,432	100.0%

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
(in millions, except per share data)	Adjusted(2)	Non-Cash Adjustments(2)	Pro-Forma Adjusted	Adjusted(2)	Non-Cash Adjustments(2)	Pro-Forma Adjusted
Net investment income (“NII”)	$14.2	$1.4	$15.6	$49.6	($3.7)	$45.9

Net investment income per weighted average share	$0.32		$0.35	$1.16		$1.07

______________________________
[1]	Pro-forma for $78.4 million of securities purchases and investment commitments that were unsettled as of September 30, 2013 and have since funded.
[2]	Refer to “Reconciliation of Pro-Forma Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or less than 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented “The third quarter represented another strong quarter for NMFC, in which we once again more than covered our dividend and maintained a stable portfolio yield while most importantly, experienced no material negative portfolio credit migration.”

“As managers and significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategic focus on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and helps drive superior credit performance.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Advisor”). Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of September 30, 2013, the Operating Company’s net asset value was approximately $641.8 million and its portfolio had a fair value of approximately $1,041.4 million in 57 portfolio companies, with a weighted average Yield to Maturity1 of approximately 10.4%. For the three months ended September 30, 2013, the Operating Company made approximately $87.1 million of originations and commitments. The $87.1 million includes approximately $68.8 million of investments in three new portfolio companies and approximately $18.3 million of investments in two portfolio companies held as of June 30, 2013. For the three months ended September 30, 2013, the Operating Company had cash repayments of approximately $111.9 million.

Consolidated Results of Operations

The Operating Company’s total pro-forma adjusted investment income for the three months ended September 30, 2013 and adjusted investment income for the three months ended 2012 were approximately $27.5 million and $20.9 million, respectively. For the three months ended September 30, 2013 and 2012, total pro-forma adjusted investment income and adjusted investment income consisted of approximately $24.4 million and $18.1 million in cash interest income from investments, respectively, prepayment penalties of approximately $1.2 million and $1.2 million, respectively, approximately $0.8 million and $0.6 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.7 million and $0.7 million, respectively, dividend income of approximately $0.2 million and $0.2 million, respectively, and approximately $0.2 million and $0.2 million in other income, respectively.

The Operating Company’s total pro-forma net expenses and net expenses for the three months ended September 30, 2013 and 2012 were approximately $11.9 million and $9.0 million, respectively, excluding the $1.2 million and $2.6 million of accrued hypothetical capital gains incentive fees, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)2 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)2 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value. As of September 30, 2013, approximately $0.9 million of capital gains incentive fee would be owed under the Investment Management Agreement, as amended and restated, if this were year-end, as cumulative net Adjusted Realized Capital Gains exceeded cumulative Adjusted Unrealized Capital Depreciation.

Total pro-forma net expenses and net expenses for the three months ended September 30, 2013 and 2012 consisted of approximately $3.2 million and $2.4 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $7.7 million and $5.7 million, respectively, in management and incentive fees, excluding the $1.2 million and $2.6 million of accrued hypothetical capital gains incentive fees, respectively. The Operating Company has capped its direct and indirect expenses for the third year of operations at $4.25 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $1.0 million for the quarter ended September 30, 2013.

During the three months ended September 30, 2013, the Operating Company recorded approximately $3.7 million and $2.4 million of pro-forma adjusted realized gains and pro-forma adjusted net changes in unrealized appreciation of investments, respectively. During the three months ended September 30, 2012, the Operating Company recorded approximately $1.4 million and $11.5 million in adjusted net realized gains and adjusted net changes in unrealized appreciation of investments, respectively.

Liquidity and Capital Resources

As of September 30, 2013, the Operating Company had cash and cash equivalents of approximately $17.6 million and total debt outstanding of approximately $374.1 million (approximately $159.1 million of the $250.0 million of total availability on the Operating Company’s credit facility (the “Holdings Credit Facility”) and $215.0 million of the $215.0 million of total availability on the New Mountain Finance SPV Funding, LLC credit facility (the “SLF Credit Facility”).

As of September 30, 2013, NMFC owned 85.3% of the Operating Company and AIV Holdings owned 14.7% of the Operating Company.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of September 30, 2013, one portfolio company had an investment rating of “3”, with a cost basis of approximately $13.5 million and a fair value of approximately $8.8 million.

As of September 30, 2013, one portfolio company was on non-accrual status and had an investment rating of “4”. As of September 30, 2013, the investments in this portfolio company had an aggregate cost basis of approximately $5.9 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Operating Company had approximately $73.2 million of originations and commitments in the first 39 days of the fourth quarter of 2013. This was offset by approximately $19.8 million of repayments during the same period.

On October 17, 2013, the Operating Company completed a primary offering of 3.0 million shares of the Company’s common stock at a public offering price of $14.34 per share for total gross proceeds of $43.0 million and an underwritten secondary public offering on behalf of a selling stockholder, New Mountain Finance AIV Holdings Corporation (“AIV Holdings”) for 3.9 million shares of the Company’s common stock at a public offering price of $14.34. As a result of this offering, NMFC owns 94.4% of the Operating Company and AIV Holdings Corporation owns 5.6% of the Operating Company.

On October 28, 2013, the Operating Company amended its Holdings Credit Facility to increase the maximum amount of revolving borrowings available under the Holdings Credit Facility from $250.0 million to $280.0 million.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, November 12, 2013, to discuss its third quarter 2013 financial results. All interested parties may participate in the conference call by dialing +1 (888) 317-6016 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6016. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

______________________________

1 References to “Yield to Maturity” assume that all investments not on non-accrual in the Operating Company’s portfolio are purchased at fair value on September 30, 2013 and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. The actual yield to maturity may be higher or lower due to the future selection of the London Interbank Offered Rate (“LIBOR”) contracts by individual companies in the Operating Company’s portfolio or other factors.

2 Under accounting principles generally accepted in the United States of America (“GAAP”), the Company’s initial public offering (“IPO”) did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except unit and per unit data)

	September 30, 2013	December 31, 2012
Assets
Investments, at fair value (cost of $1,025,337 and $976,243, respectively)	$1,041,432	$989,820
Cash and cash equivalents	17,629	12,752
Interest and dividend receivable	11,097	6,340
Deferred credit facility costs (net of accumulated amortization of $3,147 and $2,016, respectively)	4,838	5,490
Receivable from affiliate	317	534
Receivable from unsettled securities sold	-	9,962
Other assets	1,981	666
Total assets	$1,077,294	$1,025,564

Liabilities
SLF Credit Facility	$215,000	$214,262
Holdings Credit Facility	159,091	206,938
Payable for unsettled securities purchased	43,400	9,700
Capital gains incentive fee payable	6,974	4,407
Incentive fee payable	3,534	3,390
Management fee payable	3,754	3,222
Interest payable	755	712
Payable to affiliate	3	-
Dividends payable	-	11,192
Other liabilities	2,978	1,802
Total liabilities	$435,489	$455,625
Members' Capital	$641,805	$569,939
Total liabilities and members' capital	$1,077,294	$1,025,564

Outstanding common membership units	44,831,859	40,548,189
Capital per unit	$14.32	$14.06

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Investment income
Interest income	$27,175	$21,362	$79,539	$60,087
Dividend income	(1,631)	215	4,802	215
Other income	249	175	1,926	771
Total investment income	25,793	21,752	86,267	61,073

Expenses
Incentive fee	3,533	2,978	12,398	8,147
Capital gains incentive fee	1,587	2,583	2,568	3,547
Total incentive fee	5,120	5,561	14,966	11,694
Management fee	3,754	2,768	11,049	7,887
Interest and other credit facility expenses	3,190	2,402	9,379	7,286
Administrative expenses	743	544	2,441	1,604
Professional fees	549	405	1,684	1,279
Other general and administrative expenses	378	375	1,184	1,015
Total expenses	13,734	12,055	40,703	30,765
Less: expenses waived and reimbursed	(600)	(439)	(2,265)	(1,387)
Net expenses	13,134	11,616	38,438	29,378

Net investment income	12,659	10,136	47,829	31,695
Net realized gains on investments	5,160	1,615	9,516	14,591
Net change in unrealized appreciation (depreciation) of investments	2,659	10,494	2,518	10,710
Net increase in members’ capital resulting from operations	$20,478	$22,245	$59,863	$56,996

New Mountain Finance Holdings, L.L.C. Reconciliation of Pro-Forma Adjusted Net Investment Income
(in millions, except for per unit data)
(unaudited)

	Three months ended September 30, 2013		Nine months ended September 30, 2013
	Amount	Per Weighted Average Unit	Amount	Per Weighted Average Unit
GAAP net investment income ("NII")	$12.7	$0.28	$47.8	$1.12
Non-cash amortization adjustment(1)	(0.1)	-	(0.8)	(0.02)
Non-cash capital gains incentive fee(2)	1.6	0.04	2.6	0.06
Adjusted NII	$14.2	$0.32	$49.6	$1.16

Non-recurring net YP, LLC distribution(3)	1.4	0.03	(3.7)	(0.09)
Pro-forma adjusted NII	$15.6	$0.35	$45.9	$1.07

[1] Adjustment to effectively step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Under GAAP, the Operating Company did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains or losses and unrealized capital depreciation.

[2] Reclassification of the non-cash capital gains incentive fee out of net investment income and into net change in member's capital resulting from operations.
[3] Adjustment related to the NII impact (net of incentive fee) from the non-recurring YP, LLC distribution. Three months ended September 30, 2013 reflects change in tax estimate.

New Mountain Finance Holdings, L.L.C. Pro-Forma Adjusted Net Investment Income
(in millions, except per unit data)
(unaudited)

	Three months ended September 30, 2013	Nine months ended September 30, 2013
Investment income
Interest income	$27.1	$78.7
Dividend income	0.2	0.2
Other income	0.2	1.9
Total investment income	27.5	80.8

Expenses
Incentive fee	3.9	11.5
Management fee	3.8	11.0
Interest and other credit facility expenses	3.2	9.4
Administrative expenses	0.7	2.4
Professional fees	0.5	1.7
Other general and administrative expenses	0.4	1.2
Total expenses	12.5	37.2
Less: expenses waived and reimbursed	(0.6)	(2.3)
Net expenses	11.9	34.9
Net investment income	15.6	45.9

Net realized gains on investments	3.7	4.9
Net change in unrealized appreciation (depreciation) of investments	2.4	6.2
Capital gains incentive fee	(1.2)	(2.2)
Net increase in members’ capital resulting from operations	$20.5	$54.8

Adjusted NII per weighted average unit	$0.35	$1.07

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C. is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer